Exhibit 10.1

DOLLAR FINANCIAL CORP.
2007 EQUITY INCENTIVE PLAN
(as amended effective November 11, 2010)

1. Purposes of the Plan. The purposes of this Plan are:

(a) to attract and retain the best available personnel for positions of substantial responsibility,

(b) to provide additional incentive to selected Employees, Consultants and Directors, and

(c) to promote the success of the Company’s business.

2. Definitions. For the purposes of this Plan, the following terms will have the following meanings:

(a) “Administrator” means the Board or any of its Committees that administer the Plan in accordance with Section 4.

(b) “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

(c) “Award” means any of the following awards authorized for issuance or grant under the Plan: Option, SAR, Stock Award, Restricted Stock Unit Award or Performance Award.

(d) “Award Agreement” means, with respect to any Award, the written document(s) evidencing the terms and conditions of the Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Canadian Participant” means a Grantee who is subject to Canadian federal personal income tax.

(g) “Cause” shall have the meaning set forth in a Grantee’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

(h) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders or pursuant to a private transaction or series of transactions with one or more of the Company’s shareholders.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a Committee appointed by the Board in accordance with Section 4.

(k) “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(l) “Company” means Dollar Financial Corp., a Delaware corporation.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term “Consultant” does not include any person who provides services in connection with the offer or sale of securities in a capital-raising transaction, or who directly or indirectly promotes or maintains a market for the securities of the Company.

(n) “Continuous Status as an Employee, Director or Consultant” means continued performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of any leave of absence approved by the Board or required by Applicable Law, including sick leave, military leave, or any other personal leave, provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Stock Option may be exercised as such under the federal tax laws, the Grantee’s Continuous Status as an Employee, Director or Consultant shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless the Grantee is provided with the right to return to employment following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Administrator or by the Company’s written policy on leaves of absence or in the Award Agreement, no service credit shall be given for vesting purposes for any period the Grantee is on a leave of absence. For purposes of the Plan, a Grantee shall be deemed to cease Continuous Status as an Employee, Director or Consultant immediately upon the occurrence of either of the following events: (i) the Grantee no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Grantee is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Grantee may subsequently continue to perform services for that entity.

(o) “Director” means a non-employee member of the Board or the board of directors of any Parent or Subsidiary of the Company.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Employee” means any person, employed as a common law employee by the Company or any Parent or Subsidiary of the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Fair Market Value of a Share of Common Stock will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) at the close of regular hours trading on the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(ii) If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock at the close of regular hours trading on the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(iii) If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator taking into consideration such factors as the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

(t) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(u) “Full Value Award” means any Stock Award, Restricted Stock Unit Award, Performance Award or other Award that results in the Company transferring the full value of any underlying Share granted pursuant to such Award, but shall not include Options and SARs.

(v) “Grantee” shall mean any person to whom an Award has been granted pursuant to this Plan.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted under Section 6 of the Plan.

(aa) “Optionee” means an Employee, Consultant or Director who holds an outstanding Option.

(bb) “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

(cc) “Performance Award” means an Award made under Section 10 of the Plan.

(dd) “Plan” means this 2007 Equity Incentive Plan.

(ee) “Restricted Stock Unit Award” means an award of restricted stock units granted under Section 9 of the Plan.

(ff) “SAR” means a stock appreciation right granted under Section 8 of the Plan.

(gg) “Share” means a share of the Common Stock.

(hh) “Stock Award” means a grant or sale by the Company of a specified number of Shares under Section 8 of the Plan.

(ii) “Subsidiary” means (i) a “subsidiary corporation” with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code, or (ii) a limited liability company, whether now or later existing, which would be a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code if it were a corporation.

3. Stock Subject to the Plan.

(a) Shares Available. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 7,000,000 ¸ including Shares previously issued under the Plan and including an increase of 4,500,000 Shares effective as of November 11, 2010. The Shares may be authorized but unissued, or reacquired, Common Stock. Any Shares underlying Full-Value Awards granted on or after November 11, 2010 will be counted against the foregoing authorized reserve of Shares under the Plan as 1.67 Shares.

(b) No Grantee may be granted Awards denominated in Shares (whether payable in Shares, cash or a combination of both) for more than 500,000 Shares in the aggregate per fiscal year of the Company.

(c) To the extent an Award expires or terminates or is surrendered or forfeited, in whole or in part, the Shares subject to such Award or portion thereof so forfeited, expired, terminated or surrendered again will become available for future grant or sale under the Plan; provided, however, that if any Full-Value Award granted on or after November 11, 2010 expires or terminates or is surrendered or forfeited, in whole or in part, then 1.67 times the number of Shares underlying such Full-Value Award or portion thereof so forfeited, expired, terminated or surrendered will again become available for future grant or sale under the Plan. Should the exercise price of an Option be paid with Shares underlying such Option, then the authorized reserve of Shares under the Plan shall be reduced by the gross number of Shares for which that Option is exercised, and not by the net number of Shares issued under the exercised Option. If Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares issuable under the Award, calculated in each instance prior to any such Share withholding and, to the extent such Shares are issued pursuant to a Full-Value Award issued on or after November 11, 2010, after giving effect to the last sentence of Section 3(a). Upon the exercise of any SAR, the authorized reserve of Shares under the Plan shall be reduced by the gross number of Shares as to which such SAR is exercised

4. Administration of the Plan.

(a) Procedure.

(i) Composition of the Administrator. The Plan will be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, the Plan will be administered only by a Committee, which will then consist solely of persons who are both “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both “non-employee directors” and “outside directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

(ii) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, and Employees and Consultants.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

(i) to determine (A) the Employees, Directors or Consultants to whom Awards may be granted; (B) whether and to what extent Options, SARs, Stock Awards, Restricted Stock Unit Awards or Performance Awards are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options; (C) the number of Shares to be covered by each Award; (D) the purchase price or base price in effect for each Award; (E) the time or times when each Award is to become exercisable or vest and (F) the maximum term for which an Award is to remain outstanding;

(ii) to accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 15(b);

(iii) to extend the period of time for which an Option or SAR is to remain exercisable following a Grantee’s termination of Continuous Status as an Employee, Director or Consultant from the limited period otherwise in effect for that Option or SAR to such greater period of time as the Administrator deems appropriate, but in no event beyond the expiration of the term of the Option or SAR;

(iv) to authorize any person to execute on behalf of the Company any instrument required to evidence the grant of an Award previously granted by the Administrator;

(v) to construe and interpret the terms of this Plan; to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan; and to approve forms of Award Agreements; and

(vi) to make all other determinations it considers necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all holders of Awards. The Administrator shall not be required to exercise its authority or discretion on a uniform or nondiscriminatory basis.

5. Eligibility. The persons eligible to participate in the Plan shall be Employees, Directors and Consultants. The Administrator shall determine which eligible persons are to receive Awards under the Plan.

6. Options.

(a) Types of Options. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Incentive Stock Options may be granted only to Employees; provided, however, that Incentive Stock Options shall not be granted to Employees of a Subsidiary that is a limited liability company. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b) Limitations on Grants of Incentive Stock Options. If the Shares subject to an Optionee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 6(b), Incentive Stock Options will be taken into account in the order in which they were granted (except to the extent otherwise provided under applicable law or regulation), and the Fair Market Value of the Shares will be determined as of the respective date or dates of grant.

(c) Exercise and Term of Option. Each option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Administrator and set forth in the Award Agreement. The term of each Option will be stated in the Award Agreement; provided, however, that in no event may the term be more than ten years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement.

(d) Exercise Price. The exercise price per Share will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant of the option; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(e) Procedure for Exercise. An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. The Administrator will determine the acceptable forms of payment of the exercise price. Such form may consist partially or entirely of:

(i) cash;

(ii) other Shares which have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which an Option will be exercised and held for the period (if any) necessary to avoid any additional charges to the Company’s earnings for financial reporting purposes;

(iii) delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the proceeds required to pay the exercise price; or

(iv) any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Rights as a Shareholder. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.

(g) Termination of Employment or Consulting Relationship or Directorship. The following provisions shall govern the exercise of any Options held by an Optionee at the time of termination of Continuous Status as an Employee, Director or Consultant:

(i) If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of three (3) months following such termination (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the respective Option terms. The Administrator may determine in its sole discretion that any unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the limited time specified above after termination, that Option will expire upon the expiration of such limited time period.

(ii) Disability of Optionee. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of twelve months following such termination (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the respective Option terms. The Administrator may determine in its sole discretion that any unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. To the extent the Optionee does not exercise an Option within the limited time specified above, after termination, that Option will expire upon the expiration of such limited time period.

(iii) Death of Optionee. If an Optionee holds exercisable Options on the date his or her death, the Optionee’s estate or a person who acquired the right to exercise the Option by will or the laws of descent and inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of twelve months following the date of death (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the Option terms. To the extent the Option is not exercised within the limited time specified above following the Optionee’s death, the Option will expire upon the expiration of such limited time period.

(iv) Termination for Cause. If an Optionee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

(h) Non-Transferability of Options.

(i) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse or former spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, or (ii) such Option may be assigned, in whole or in part, during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan. Rights under the assigned portion may be exercised by the person(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate.

(ii) Designation of Beneficiary. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee’s death. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee’s death.

(i) Canadian Participant Election. A Grantee who is at the time a Canadian Participant may elect to surrender an Option, to the extent such Option has become exercisable, in lieu of exercising same, and to receive upon such surrender a cash payment equal to the amount of the excess, if any, of the Fair market Value of a Share on the date the Canadian Participant so elects over the exercise price, multiplied by the number of Shares purchasable upon exercise of the Option so surrendered. The election described herein shall be made in writing in the manner prescribed by the Administrator. Notwithstanding anything in this Section 5(j) to the contrary, the Administrator has the right to decline a Canadian Participant’s election described in Section 5(j), provided, however, that if the Administrator declines the election, the Canadian Participant may elect to exercise the Option or may continue to hold the Option unexercised, subject to the terms and conditions set forth in the Plan.

7. Stock Appreciation Rights.

(a) Nature of Award. The Administrator may grant a SAR separately or in tandem with any Option. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares as to which the SAR is then being exercised, over (ii) the aggregate base price of those Shares. Except for a Canadian Participant, such amount may be paid in either cash and/or Shares, as determined by the Administrator in its discretion. The Company agrees that such amount payable to a Canadian Participant shall be paid in Shares issued by the Company. However, a Canadian Participant may elect to receive such payment in cash, provided such election shall be made in writing in the manner prescribed by the Administrator. Notwithstanding anything in this Section 7(a) to the contrary, the Administrator has the right to decline a Canadian Participant’s election to receive a cash payment upon exercise of a SAR in which event the Canadian Participant may elect to exercise the SAR and receive the payment in the form of Shares issued by the Company or continue to hold the SAR, subject to the terms and conditions set forth the Plan.

(b) Number of Shares and Base Price. The number of Shares underlying each SAR and the base price in effect for those Shares shall be determined by the Administrator in its sole discretion at the time the SAR is granted. In no event, however, may the base price per Share be less than the Fair market Value per Share on the grant date.

(c) Term of SAR. The term of a SAR will be determined by the Administrator but no SAR may have a term in excess of ten years.

(d) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Administrator.

(e) Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(f) Termination of Continuous Status as an Employee, Director or Consultant. Unless otherwise specified in the Award Agreement, SARs will be subject to the same procedures applicable to Options upon termination of a Participant’s Continuous Status as an Employee, Director or Consultant.

(g) Transferability. Unless otherwise specified in the Award Agreement, SARs will be subject to the same provisions applicable to Nonqualified Options with respect to the transferability of such Award

8. Stock Awards.

(a) Grant. The Administrator, in its sole and absolute discretion, may grant Stock Awards for any of the following items of consideration which the Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Company, (ii) past services rendered to the Company (or any Parent or Subsidiary); or (iii) any other valid consideration under the Delaware General Corporation Law.

(b) Restrictions. The Administrator, in its sole and absolute discretion, may impose restrictions in connection with any Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Shares subject to the Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the “Restricted Period”), (ii) providing for a vesting schedule with respect to such Shares such that if a Grantee ceases to be an Employee, Consultant or Director during the Restricted Period, some or all of the Shares subject to the Stock Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of Shares pursuant to a Stock Award which is subject to restrictions shall be registered in the name of the Grantee, shall be deposited by the Grantee with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such Shares.

(c) Rights as a Shareholder. Subject to the terms of any Award Agreement, the Grantee of a Stock Award shall have all the rights of a shareholder with respect to the Shares issued pursuant to a Stock Award, including the right to vote such Shares and receive any regular cash dividends paid on such Shares; provided, however, that dividends (other than regular cash dividends) or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise provided by the Administrator in its sole discretion. A Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

9. Restricted Stock Unit Awards.

(a) Nature of Award. Each Restricted Stock Unit shall represent the right of the Grantee to receive a Share or an amount based on the value of a Share. The Administrator shall determine the number of Restricted Stock Units to be granted and the requirements applicable to such Restricted Stock Units. All Restricted Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Restricted Stock Units. The Administrator may grant Restricted Stock Units that are payable on terms and conditions determined by the Administrator, which may include payment based on achievement of performance goals or satisfaction of specified service requirements. Restricted Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Administrator consistent with the provisions of Code Section 409A. The Administrator may at any time accelerate the vesting of any Restricted Stock Unit Award.

(c) Payment. Payment with respect to Restricted Stock Units shall be made in cash, in shares, or in a combination of the two, as determined by the Administrator.

(d) Requirement of Employment or Service. The Administrator shall determine in the Grant Agreement under what circumstances a Grantee may retain Restricted Stock Units after termination of the Grantee’s Continuous Status as an Employee, Director or Consultant, and the circumstances under which Restricted Stock Units may be forfeited.

(e) Rights as a Shareholder. The Grantee shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that award vests and the Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units, subject to such terms and conditions as the Administrator may deem appropriate.

10. Performance Awards.

(a) Generally. The Administrator may grant Performance Awards on the terms and conditions as the Administrator deems advisable. Performance Awards shall be denominated in Shares which may be earned upon achievement or satisfaction of one or more performance goals specified by the Administrator. In addition, the Administrator may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 10(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. To the extent the Board intends for a Performance Award to satisfy the requirements for treatment as “performance-based compensation” for purposes of Code Section 162(m), such Award will be subject to the terms of this Section 10(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria specified by the Committee consistent with this Section 10(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Administrator result in the achievement of performance goals being “substantially uncertain.” Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Goals. The Administrator shall use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance Awards: net sales; net revenue; pretax income; pro forma pretax income; pretax income before allocation of corporate overhead and bonus; budget; cash flow; net income or earnings per share; net income or operating income; return on shareholders’ equity; return on assets, capital or investment; the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; operating margins; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and stock-based compensation; operating income before depreciation and amortization; sales or revenue targets; capital or investment; cash flow; cost reduction goals; budget comparisons; implementation or completion of projects or processes strategic or critical to the Company’s business operations; completion of targeted acquisitions; entry into new markets; development of new products and services; measures of customer satisfaction; any combination of, or a specified increase in, any of the foregoing; and the formation of joint ventures, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or expand its customer base. Such performance goals may be stated with respect to the Company as a whole, or with respect to a specified subsidiary, division or other operational unit. Moreover, such performance goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. The measurement of the achievement of any of these goals will be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which performance goal or goals were established; provided, however, to the extent specified by the Committee at the time the performance goals are established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis. Equitable adjustments will be made to any performance goal related to Common Stock (e.g., earnings per share) to reflect changes in corporate capitalization, such as stock splits and reorganizations.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Administrator, which performance period shall not be less than one month. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time at which 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitations set forth in Section 3(b).

(iv) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Administrator. The Administrator may not exercise discretion to increase any such amount payable to a Covered Employee (as defined in section 162(m)(3) of the Code) in respect of a Performance Award subject to this Section 10(b).

(v) Written Determinations. Determinations by the Administrator as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and the actual achievement of the specified performance goals relating to Performance Awards will be recorded in writing.

(c) Settlement of Performance Awards. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Administrator.

(d) Rights as a Shareholder. The Grantee shall not have any shareholder rights with respect to the Shares subject to a Performance Award until that award vests and the Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Performance Awards, subject to such terms and conditions as the Administrator may deem appropriate.

11. Withholding Taxes. The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, foreign and local income and employment tax and other withholding requirements, and the Company’s obligations to deliver Shares upon the exercise of an Option or SAR or in connection with a Stock Award, Restricted Stock Unit or Performance Award will be conditioned upon compliance with all such withholding requirements. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Grantee to satisfy all or part of any withholding liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with an Award that number of Shares having a Fair Market Value, as of the date the withholding liability arises, equal to or less than the amount of the Company’s withholding liability, or (b) by delivering to the Company previously-owned and unencumbered Shares having a Fair Market Value, as of the date the withholding liability arises, equal to or less than the amount of the Company’s withholding liability.

12. Adjustments Upon Changes in Capitalization, Dissolution, Change in Control.

(a) Changes in Capitalization. If any change is made to the outstanding shares of Common Stock through recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off (resulting in a substantial reduction in the value of the outstanding shares of Common Stock), extraordinary corporate distribution or other similar transaction, an equitable adjustment will be made by the Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities issuable as Stock Awards or Restricted Stock Units, (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per fiscal year, (iv) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Option and SAR and (v) the number and/or class of securities subject to each outstanding Stock Award, Restricted Stock Unit Award and Performance Award and the cash consideration (if any) payable per share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award had not been previously exercised or vested, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Award shall become vested or any Option or SAR will terminate as of a date fixed by the Administrator and give each Grantee the right to exercise his or her Option or SAR as to all or any part of the Shares subject thereto, including Shares as to which the Option would not otherwise be exercisable.

(c) Change in Control/Sale of Subsidiary or Business. Except to the extent otherwise provided in the Optionee’s employment agreement, in the event of a Change in Control or a sale of a subsidiary or business, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options and SARs are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Grantees); (ii) accelerate any vesting schedule to which an Award is subject; (iii) arrange to have the surviving or successor entity or purchaser entity or any parent entity thereof assume the Options and SARs or grant replacement options and stock appreciation rights with appropriate adjustments in the option and base prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options and SARs or their replacements represent the right to purchase or receive the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options and SARs had such exercise occurred in full prior to such transaction; (iv) arrange to have the surviving or successor entity or purchaser entity or any parent entity thereof assume the Restricted Stock Unit Awards or Performance Awards with appropriate adjustments so that the awards apply to the number and kind of securities into which the Shares subject to the awards immediately prior to such transaction would have converted in consummation of such transaction had those Shares been outstanding at that time; (v) assign any repurchase rights to the surviving or successor entity or purchaser entity or parent thereof; (vi) cancel Awards upon payment to the Grantees in cash, with respect to each Award to the extent then exercisable or vested (including, if applicable, any Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the price payable for the Shares subject to the Award; or (vii) make such other adjustments to the consideration issuable upon exercise or vesting of Awards and other terms of the Awards as the Administrator deems appropriate in its sole and absolute discretion.

13. Date of Grant. The date of grant of an Award will be, for all purposes, the date as of which the Administrator makes the determination granting such Award, or any other, later date determined by the Administrator and specified in the Award Agreement.

14. Effective Date and Term of the Plan. The Plan will become effective upon its approval by the shareholders of the Company at the 2007 Annual Shareholders Meeting. Subject to such approval, it will continue in effect for a term of ten years unless terminated earlier under Section 15. Unless otherwise provided in this Plan, its termination will not affect the validity of any Award outstanding at the date of termination, which shall continue to be governed by the terms of this Plan as though it remained in effect.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter or suspend or terminate the Plan. However, shareholder approval will be required for any amendment to the Plan that (i) materially increases the number of Shares available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to the Grantees under the Plan or materially reduces the price at which Shares may be issued or purchased under the Plan, (iv) materially extends the term of the Plan or (v) expands the types of awards available for issuance under the Plan.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator. Any such agreement must be in writing and signed by the Grantee and the Company.

16. Prohibition on Repricing Programs. The Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or SARs under the Plan are cancelled and new Options or SARs are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or SARs under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or SARs under the Plan, without in each such instance obtaining shareholder approval.

17. Conditions Upon Grant of Awards and Issuance of Shares.

(a) The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.

18. Liability of Company.

(a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b) Grants Exceeding Allotted Shares. If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is obtained within twelve (12) months after the date of such amendment.

(c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the Grantee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Grantee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

19. Legending Stock Certificates. In order to enforce any restrictions imposed upon Common Stock issued in connection with an Award, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

20. No Employment Rights. Neither this Plan nor any Award will confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

21. Governing Law. The Plan will be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).